UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Act of 1934

Date of Report (Date of earliest event reported): November 1, 2004

Commission File Number 0-50626

XCYTE THERAPIES, INC.

(Exact name of registrant as specified in its charter)

Delaware	91-1707622
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

1124 Columbia Street, Suite 130

Seattle, Washington 98104

(Address of principal executive offices and zip code)

(206) 262-6200

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.03 Material Modification to Rights of Security Holders.

On November 1, 2004, Xcyte Therapies, Inc. (the “Company”) filed a Certificate of Designations (the “Certificate of Designations”) with the Secretary of State of Delaware establishing its 6% Convertible Exchangeable Preferred Stock (the “Preferred Stock”) in connection with its public offering of 2,990,000 shares of Preferred Stock pursuant to the Company’s Registration Statement on Form S-1 (Registration No. 333-119585)(the “Registration Statement”). The terms of the Preferred Stock restrict the payment of dividends on the Company’s Common Stock unless the Company has paid or set aside the cumulative dividends then owed on the Preferred Stock. In addition, each share of Preferred Stock is entitled to a liquidation preference equal to the initial $10 purchase price per share. The terms and conditions of the Preferred Stock are described under the heading “Description of Convertible Preferred Stock” in the Registration Statement.

Item 5.03 Amendment to Articles of Incorporation or Bylaws; Change in Fiscal Year

On November 1, 2004, the Company filed the Certificate of Designations, a copy of which is filed herewith as Exhibit 3.2. The terms and conditions of the Preferred Stock are described under the heading “Description of Convertible Preferred Stock” in the Registration Statement.

Item 7.01 Regulation FD Disclosure

On November 3, 2004, the Company issued a press release announcing the closing of its public offering of 2,990,000 shares of Preferred Stock sold under the Registration Statement. A copy of this press release is attached hereto as Exhibit 99.1.

Item 9.01 Financial Statements and Exhibits

(c)	Exhibits.

3.2	Preferred Stock Certificate of Designations

4.2	Preferred Stock Certificate of Designations (filed as Exhibit 3.2)

99.1	Press Release dated November 3, 2004

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

XCYTE THERAPIES, INC.

By:	/s/ Joanna S. Black
Joanna S. Black Duly Authorized Officer of Registrant General Counsel, Vice President and Secretary

Date: November 4, 2004

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INDEX TO EXHIBITS

Exhibit Number	Description of Document

3.2	Preferred Stock Certificate of Designations

4.2	Preferred Stock Certificate of Designations (filed as Exhibit 3.2)

99.1	Press Release dated November 3, 2004